UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):  April 24, 2006
                                               ---------------------------------


                          Pre-Paid Legal Services, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)


                                    Oklahoma
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                 (State or Other Jurisdiction of Incorporation)


       001-09293                                      73-1016728
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(Commission File Number)                    (IRS Employer Identification No.)


          One Pre-Paid Way
              Ada, OK                                             74820
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(Address of Principal Executive Offices)                        (Zip Code)


                                 (580) 436-1234
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))






Item 2.02 Results of Operations and Financial Condition
-------------------------------------------------------

     On April 24, 2006, Pre-Paid Legal Services, Inc. (the "Company") issued a press release announcing its earnings and operating results for the three months ended March 31, 2006. A copy of the release is included as an exhibit to this report.


Item 9.01 Financial Statements and Exhibits
-------------------------------------------

         The following exhibits are included with this report:

   Exhibit No.                    Description
   -----------                    -----------

       99.1         Company Press Release dated April 24, 2006


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                          Pre-Paid Legal Services, Inc.


                          By: /s/ Randy Harp
                              --------------------------------------------------
                              Randy Harp, Chief Operating Officer

Date:  April 24, 2006





For Release 8:30 a.m. Eastern                     Company      Steve Williamson
Monday, April 24, 2006                            Contact:        (580) 436-1234

          Pre-Paid Legal Announces 2006 First Quarter Financial Results
                                    -- -- --
                 Record Revenues, Record Net Income & Record EPS
                                    -- -- --
  Membership Revenues Up 10%; Net Income Up 46%; EPS Up 47% & Cash Flow Up 36%

     ADA, OK, April 24, 2006 - Pre-Paid Legal Services, Inc. (NYSE:PPD), announced financial results for the first quarter ended March 31, 2006. Membership revenues increased 10% to $101.7 million from $92.5 million for the same period last year. Net income increased 46% primarily due to lower associate services and direct marketing expenses and, although total commissions paid were higher in the 2006 period compared to the 2005 period, commissions were lower as a percentage of membership revenues (31% vs. 34%). Diluted earnings per share for the quarter increased 47% to 84 cents per share from 57 cents per share for the prior year's comparable quarter, slightly higher than the net income increase due to the 2% decrease in the weighted average number of outstanding shares.

     Net cash provided from operating activities before changes in assets and liabilities for the quarter ended March 31, 2006 increased 36% to $15.2 million compared to $11.1 million for the comparable period of 2005. During the first quarter, we returned $16.2 million to shareholders through the repurchase of 448,426 shares of common stock at an average per share price of $36.05 and also paid $4.6 million in dividends. Since April 1999, we have returned $238.7 million to shareholders through the purchase of 9.9 million shares, average price of $24.20 per share, and $17.1 million in dividends for a combined total of $255.8 million representing more than 115 percent of our net earnings during the same timeframe. We have reduced the number of shares outstanding by approximately 37% from 23.7 million at March 31, 1999 to 15.1 million today. At March 31, 2006, our total indebtedness was $33.7 million and we had unpledged cash and investment balances exceeding $50 million.

     First quarter 2006 membership fees increased 1% to $101.7 million from $100.6 million for the fourth quarter of 2005. Associate services revenues decreased during the 2006 first quarter by approximately $448,000 to $7.0 million from $7.4 million for the 2005 fourth quarter and associate services and direct marketing expenses increased by $1.6 million during the same period. Membership benefits totaled $35.6 million in the first quarter of 2006 compared to $35.8 million for the 2005 fourth quarter and represented 35% and 36%, respectively, of membership fees for the two periods. Commissions to associates totaled $31.9 million in the 2006 first quarter compared to $33.8 million for the 2005 fourth quarter and represented 31% and 34%, respectively, of membership fees for the two periods. General and administrative expenses decreased during the 2006 first quarter to $12.5 million compared to $13.6 million for the 2005 fourth quarter and represented 12% and 13%, respectively, of membership fees for the two periods.

     The Company will conduct a conference call to present the first quarter results on Wednesday, April 26, 2006, at 8:30 a.m. Eastern Time. The conference call will be webcast on the investor relations' page of www.prepaidlegal.com or may be accessed by dialing (719) 457-2698. Audio replay will be available beginning at 11:30 a.m. Eastern Time on April 26, 2006 and will run through midnight Tuesday, May 2, 2006 by dialing (719) 457-0820; passcode for the replay is 1184217. The presentation will be available on the web site indefinitely by selecting "Earnings Calls" under the "Investor Relations" section. Questions may be submitted prior to the call via email to investor@pplsi.com.

     The Company expects to file its quarterly report on Form 10-Q for the three months ended March 31, 2006 later this week.

     About Pre-Paid Legal Services, Inc.
     Pre-Paid Legal Services, Inc. develops, underwrites and markets legal service plans across North America. The plans provide for legal service benefits, including unlimited attorney consultation, letter writing, document preparation and review, will preparation, traffic violation defense, automobile-related criminal charges defense and a general trial defense. We also market an identity theft protection plan. More information can be located at our homepage on the worldwide web at http://www.prepaidlegal.com/.

     Forward-Looking Statements
Statements in this press release, other than purely historical information, regarding our future plans and objectives and expected operating results, dividends and share repurchases and statements of the assumptions underlying such statements, constitute forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934. The forward-looking statements contained herein are based on certain assumptions that may not be correct. They are subject to risks and uncertainties incident to our business that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are described in the reports and statements filed by us with the Securities and Exchange Commission, including (among others) those listed in our Form 10-K, Form 10-Q and Form 8-K, and include the risks that our membership persistency or renewal rates may decline, that we may not be able to continue to grow our memberships and earnings, that we are dependent on the continued active participation of our principal executive officer, that pending or future litigation may have a material adverse effect on us if resolved unfavorably to us, that we could be adversely affected by regulatory developments, that competition could adversely affect us, that we are substantially dependent on our marketing force, that our stock price may be affected by short sellers, that we have been unable to increase our employee group membership sales and that our active premium in force is not indicative of future revenue as a result of changes in active memberships from cancellations and additional membership sales. Please refer to pages 14 and 15 of our 2005 Form 10-K for a more complete description of these risks. We undertake no duty to update any of the forward-looking statements in this release.





PRE-PAID LEGAL SERVICES, INC.
Financial Highlights (Unaudited)
                                                                            Three Months Ended
                                                                -----------------------------------------
                                                                        March 31              December 31
                                                                   2006          2005            2005
                                                                -----------  -----------     ------------
Revenues:
  Membership fees...........................................    $  101,740   $    92,504     $    100,649
  Associate services........................................         6,963         7,042            7,411
  Other.....................................................         1,257         1,349            1,224
                                                                -----------  -----------     ------------
                                                                   109,960       100,895          109,284
                                                                -----------  -----------     ------------
Costs and expenses:
  Membership benefits.......................................        35,628        32,721           35,800
  Commissions...............................................        31,885        31,677           33,760
  Associate services and direct marketing...................         7,302         9,096            5,707
  General and administrative................................        12,467        11,099           13,564
  Other, net................................................         2,723         2,641            3,099
                                                                -----------  -----------     ------------
                                                                    90,005        87,234           91,930
                                                                -----------  -----------     ------------
Income before income taxes..................................        19,955        13,661           17,354
Provision for income taxes..................................         6,884         4,713            5,987
                                                                -----------  -----------     ------------
Net income..................................................    $   13,071   $     8,948     $     11,367
                                                                -----------  -----------     ------------
Basic earnings per common share.............................    $    .85     $     .57       $     .73
                                                                -----------  -----------     ------------
Diluted earnings per common share...........................    $    .84     $     .57       $     .73
                                                                -----------  -----------     ------------
Dividends declared per common share.........................    $      -     $       -       $     .30
                                                                -----------  -----------     ------------
Weighted average number of shares, as adjusted:
    Primary.................................................        15,430        15,563           15,467
                                                                -----------  -----------     ------------
    Diluted.................................................        15,646        15,834           15,635
                                                                -----------  -----------     ------------

Net cash provided by operating activities before changes in
  assets and liabilities....................................    $   15,178   $    11,138     $     15,265
                                                                -----------  -----------     ------------
Net cash provided by operating activities...................    $   18,449   $    17,418     $     17,764
                                                                -----------  -----------     ------------
Net cash used in investing activities.......................    $   (7,959)  $    (2,887)    $    (14,022)
                                                                -----------  -----------     ------------
Net (cash used in) provided by financing activities.........    $  (25,245)  $   (20,920)    $      5,045
                                                                -----------  -----------     ------------

